UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 10, 2004


                               BAYMONT CORPORATION
             (Exact name of registrant as specified in its charter)

            Nevada                    000-49996                     71-0867612
            ------                    ---------                      ----------
(State or other jurisdiction         (Commission                  (IRS Employer
      of incorporation)              File Number)            Identification No.)

                           200-4170 Still Creek Drive
                          Burnaby, B.C., Canada V5C 6C6
                    (Address of principal executive offices)

                                  604-299-6600
              (Registrant's telephone number, including area code)

                          4734 South Golf Course Drive
                            Blaine, Washington 98230
          (Former name or former address, if changed since last report.)


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Item 1.  Changes in Control of Registrant.

Pursuant to a Board resolution dated February 5, 2004, Mr. Alfredo De Lucrezia, the sole officer and director of Baymont Corporation (the "Registrant"), appointed Donald Neal and Gregory Crowe to the Board pursuant to the By-Laws of the Registrant. On such date, Mr. Lucrezia resigned as the Registrant's sole officer and Mr. Neal was duly appointed as the Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Registrant. Mr. Lucrezia will have resigned as a director of the Registrant effective ten days after the mailing of an information statement to the shareholders of the Registrant pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder.

On February 10, 2004, Mr. Lucrezia sold 3,000,000 shares of common stock of the Registrant to each of Messrs. Neal and Crowe. The purchase price provided by each of the purchasers was $0.035 per share, or an aggregate of $105,000. Mr. Lucrezia no longer holds any shares of capital stock or other equity in the Registrant. The shares sold by Mr. Lucrezia represent 66.77% of the issued and outstanding share capital of the Registrant.

Messrs. Neal and Crowe are party to a Shareholders' Agreement dated as of February 10, 2004. The agreement provides that for so long as the person holds any of the 3,000,000 shares which he received from Alfredo De Lucrezia, the directors shall vote such shares to maintain two persons on our board, or such number as the shareholders agree. Upon any vote to appoint representatives to the Board, each shareholder agreed that he shall vote his shares for the other shareholder. If one of the shareholders is no longer a shareholder, or if the Board or our shareholders decided to remove one of the Board members, or the shareholder no longer holds any of the 3,000,000 shares which he received from Mr. Lucrezia, then the other shareholder agreed to vote his shares to either maintain the number of Board members as one or to nominate a second Board member. The agreement also provides that for all other matters in which shares are voted, the two shareholders shall vote their 3,000,000 shares together as determined by the unanimous decision of the shareholders.

Each of the shareholders also agreed that he will not, directly or indirectly, sell, pledge, gift or in any other way dispose of any of the 3,000,000 shares which he received from Mr. Lucrezia. This transfer restriction shall apply to such shares in all situations during all times that such individual holds any of the 3,000,000 shares.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Baymont Corporation
                                              (Registrant)


                                               By: /s/ Donald Neal
                                               Donald Neal, Chief Executive and
                                               Financial Officer, Treasurer and
                                               Secretary

Date:  February 19, 2004